EXHIBIT 99.1

Splash Beverage Group Receives NYSE American Acceptance of Compliance Plan, Establishing Defined Path Toward Continued Listing and Strategic Transformation

FORT LAUDERDALE, Fla., July 8, 2026 – Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash,” “Splash Beverage” or the “Company”) today announced that NYSE American has accepted the Company’s plan to regain compliance with the Exchange’s continued listing standards and has granted the Company a compliance period through January 29, 2027. The Exchange’s determination follows the Company’s submission of its compliance plan on May 29, 2026.

The acceptance of the Company’s compliance plan provides Splash with a clearly defined framework to execute the strategic and financial initiatives designed to restore compliance with NYSE American listing requirements while continuing the Company’s transition into a publicly traded cannabinoid wellness and pharmaceutical platform.

Brady Cobb, Interim Chief Executive Officer, commented:

“Receiving acceptance of our compliance plan from NYSE American provides our shareholders with a clearly defined path forward. While there remains significant work ahead, the Company now has an Exchange-accepted framework to execute our strategy while maintaining our NYSE American listing. Our objective is to execute our plan with urgency and discipline and deliver on our compliance initiatives well in advance of the January 2027 deadline.”

“In less than sixty days, we have made meaningful progress executing our strategic transition. We have secured NYSE American’s acceptance of our compliance plan, strengthened our liquidity through our equity line facility which we intend to utilize prudently to resolve legacy obligations, satisfy outstanding vendor claims and improve our balance sheet, completed a strategic investment in Avicanna, acquired the exclusive worldwide licensing rights to CannEpil®, and continue advancing additional strategic initiatives designed to enhance long-term shareholder value. We believe these actions demonstrate our commitment to disciplined execution and establishing Splash as a differentiated public company within the global cannabinoid wellness sector.”

NYSE American’s acceptance of the Company’s compliance plan permits Splash to continue trading on the Exchange while management executes the initiatives outlined in the plan. During the compliance period, the Company will provide periodic updates to NYSE American regarding its progress, consistent with Exchange requirements.

About Splash Beverage Group, Inc.

Splash Beverage Group, Inc. (NYSE American: SBEV) is a publicly traded company headquartered in Fort Lauderdale, Florida. The Company is pursuing a strategic transformation toward becoming a cannabinoid health, wellness, and biopharmaceutical platform through disciplined capital allocation, strategic investments, acquisitions, and other platform-building initiatives.

More Information

Splash Beverage Group

Contact Information

Splash Beverage Group
Info@SplashBeverageGroup.com

Media Contact

Angela Gorman
AMWPR
angela@amwpr.com
917-348-0083

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategic initiatives and goals of enhancing long-term shareholder value, efforts to regain and maintain compliance with NYSE American listing requirements, our intention to use our equity line facility to resolve legacy obligations, satisfy outstanding vendor claims and improve our balance sheet, and pursuit of a strategic transformation toward becoming a cannabinoid health, wellness, and biopharmaceutical platform. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “potential,” “believe,” “estimate,” “forecast,” “project,” and similar words.

Forward-looking statements are based on current expectations and assumptions regarding the Company’s business and future conditions and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by such forward-looking statements due to a variety of factors, including, without limitation, the possibility that our ability to execute on our strategic initiatives, efforts to maintain our listing on NYSE American, enhance shareholder value and pursuit of other goals, the risk that these efforts otherwise do not yield the benefits anticipated or sought, the risk that we and our collaborators are not able to obtain, maintain a market for our products or protect intellectual property rights therein, and that competitors market the same or similar products, our ability to raise the capital necessary to execute on our strategic initiatives and otherwise meet our working capital needs, our need to comply with extensive regulations including clinical testing before we can market CannEpil® in applicable jurisdictions including the U.S., our ability to recommence revenue generating activities with our limited staffing, and the status of evolving regulatory conditions within the cannabinoid and wellness industries.

Additional information concerning these and other risk factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and the Final Prospectus on Form 424B3 filed on June 26, 2026. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.